                                                                    Exhibit 10-3
                                                                    ------------



                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
                  -------------------------------------------


     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of January 31, 1995, by and among Nutraceutical International Corporation (f/k/a Nutraceutical Corporation), a Delaware corporation (the "Company"), Heller Financial, Inc., a Delaware corporation ("Heller"), Jackson National Life Insurance Company, a Michigan insurance corporation ("JNL"), and each of the Persons listed on Schedule I attached hereto (the "Bain Group") (Heller, JNL and the Bain Group are collectively referred to herein as the "Stockholders," and each as a "Stockholder"). This Agreement amends, restates and supersedes that certain Stockholders Agreement dated as of October 28, 1993, by and among the Company, Heller and the Bain Group. Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 10 hereof.

     The Company, as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 13,000 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common"), 13,000 shares of its Class A Non-Voting Common Stock, par value $.01 per share (the "Class A Non-Voting Common"), 200,000 shares of its Class P Common Stock, par value $.01 per share (the "Class P Common"), 2,000,000 shares of its Common Stock, par value $.01 per share ("Common"), and 620,000 shares of its Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common"). The Class A Common, the Class A Non-Voting Common, the Class P Common, the Non-Voting Common and the Common are collectively referred to herein as "Common Stock."

     The Company's wholly-owned subsidiary, Nutraceutical Corporation (f/k/a Nutraceutical Newco, Inc.), a Delaware corporation ("Nutraceutical"), its Subsidiaries, the Company and JNL are parties to a Revolving Credit and Term Loan Agreement dated January 31, 1995 (the "Credit Agreement") whereby, subject to the terms and conditions set forth therein, JNL has agreed to make certain revolving credit and term loans and other financial accommodations to Nutraceutical and its Subsidiaries. The execution and delivery of this Agreement by the Company is a condition to JNL's obligation to consummate the transactions contemplated by the Credit Agreement.

     The parties hereto desire to enter into this Agreement to establish the composition of the Company's Board of Directors (the "Board"), restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

     NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

     1.  Voting Agreement.

     (a) From and after the date of this Agreement and until the provisions of this paragraph 1 cease to be effective, as in effect on the date hereof, each holder of Stockholder Shares shall vote all of his Stockholder Shares (provided that such Stockholder Shares then have voting rights) and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the authorized number of directors on the Board shall be established by the holders of a majority of the Bain Shares held by the Bain Group and its Affiliates (the "Bain Holders");

         (ii) the Bain Holders shall have the right in any election for directors to the Board to select all representatives to the Board;

        (iii) the removal from the Board (with or without cause) or any representative designated hereunder by the Bain Holders shall be at the Bain Holder's written request, but only upon such written request and under no other circumstances; and

         (iv) in the event that any representative designated hereunder by the Bain Holders for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a

                                      -2-
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     representative designated by the Bain Holders, as provided hereunder.

          (b) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) a Qualified Public Offering or (ii) an Approved Sale.

          2.   Restrictions on Transfer of Stockholder Shares.

          (a) Transfer of Stockholder Shares. The holders of Stockholder Shares (other than the Bain Group) shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares, except Transfers pursuant to this paragraph 2 or paragraphs 3 or 5 below.

          (b) Participation Rights. At least 30 days prior to any Transfer of any class of Common Stock by the Bain Group (other than a Transfer among members of the Bain Group or their Affiliates or to an employee of the Company or its Subsidiaries), the Bain Group will deliver a written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer by the Bain Group by delivering written notice to the Bain Group within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Bain Group and such Other Stockholders will be entitled to sell in the contemplated Transfer a number of Stockholder Shares of the same class proposed to be sold by the Bain Group (the "Offered Class") equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares of the Offered Class owned by such person by the aggregate percentage of Stockholder Shares of the Offered Class owned by the Bain Group, the Other Stockholders and any other stockholders of the Company participating in such sale multiplied by (ii) the number of Stockholder Shares of the Offered Class to be sold in the contemplated Transfer. The sale by all Stockholders electing to participate in such sale will be on the same terms and at sale prices equal to (i) in the case of Class A Common or Class A Non-Voting Common, the same price per share as paid to the Bain Group for the Class P Common held by the Bain Group and (ii) in the case

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of Non-Voting Common, the same price per share as paid to the Bain Group for the
Common held by the Bain Group. Solely for the purposes of this paragraph 2(b), Class A Common and Class A Non-Voting Common will be deemed to be in the same class as the Class P Common and the Non-Voting Common will be deemed to be in the same class as the Common. In addition, solely for purposes of this paragraph 2(b), in the case of any Transfer involving all or any portion of the Bain Group's Class P Common, a portion of JNL's Common and Non-Voting Common equal to the quotient determined by dividing the number of shares of Class P Common to be Transferred by the Bain Group by the number of shares of Common Stock held by the Bain Group immediately prior to such Transfer shall be deemed to be in the same class as the Class P Common, provided that the price per share to be paid to the holder of any such JNL Common or Non-Voting Common shall be reduced by the amount of any preference (i.e., any Unreturned Original Cost and Unpaid
Yield (as each such term is defined in the Company's Certificate of Incorporation)) then available to a holder of Class P Common set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Transfer.

     For example (by way of illustration only), if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Bain Group, and if the Bain Group at such time owns 30% of all Stockholder Shares and if one Other Stockholder elects to participate and owns 20% of all Stockholder Shares, the Bain Group would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Other Stockholder would be entitled to sell 40 shares (20% / 50% x 100 shares).

The Bain Group shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer and to the inclusion (in the case of Heller) of the Warrants in the contemplated Transfer, and no Stockholder shall transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Other Stockholders or the inclusion of the Warrants. If any portion of the Warrants are included in any Transfer of Stockholder Shares under this sub paragraph 2(b), the purchase price for such Warrants shall be equal to the full purchase price determined hereunder for the Stockholder
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Shares covered by the portion of the Warrant to be transferred, reduced by the aggregate exercise price for such shares.

          (c) Permitted Transfers. The restrictions contained in this Section 2 shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder among its Affiliates, (ii) a Public Sale, (iii) an Approved Sale, (iv) any Transfer by JNL (A) to any Person who acquires all or substantially all of the assets of JNL or (B) to any Person who acquires from JNL a portion of the loans granted under the Credit Agreement, pro rata based on the principal amount of such loans acquired, (v) any Transfer by Heller to any Person who acquires all or substantially all of the assets of Heller, (vi) a Transfer pursuant to paragraph 2(d) below, (vii) a Transfer of Stockholder Shares by any Stockholder pursuant to the laws of descent and distribution or among such Stockholder's Family Group, (viii) a Transfer pursuant to paragraph 2(b) above, (ix) a Transfer pursuant to paragraph 2(e) below or (x) a Transfer pursuant to paragraph 2(f) below; provided that, the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clauses (i), (iv), (v), (vi), (vii), (viii), (ix) and (x) above and the transferees of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to this paragraph 2(c), the transferor will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee.

          (d) Right of First Refusal. Except in the case of a Transfer permitted by paragraph 2(c)(i), (ii), (iii), (iv), (viii) or (ix), at least 30 days prior to making any Transfer of shares of any class of Common Stock, each holder of JNL Shares shall deliver a written notice (the "JNL Offer Notice") to the Company and the Bain Group. The JNL Offer Notice shall disclose in reasonable detail the proposed number of shares and the class of Common Stock to be transferred, the identity of the transferee and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase all (but not less than all) of the shares of such class or classes of Common Stock specified in the JNL Offer Notice at the price and on the terms specified therein by delivering written notice of such election to such holder of JNL Shares and the Bain Group as soon as practical but in any event within ten days after the delivery of the JNL Offer Notice. If the Company has not elected to purchase all of the shares of Common Stock within such

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ten-day period, each member of the Bain Group may elect to purchase all
(but not less than all) of his or its Pro Rata Share (as defined below) of such shares of Common Stock specified in the JNL Offer Notice at the price and on the terms specified therein by delivering written notice of such election to such holders of the JNL Shares as soon as practical but in any event within 20 days after delivery of the JNL Offer Notice. Any shares of Common Stock not elected to be purchased by the end of such 20-day period shall be reoffered for the ten-day period prior to the expiration of the 30-day period after the delivery of the JNL Offer Notice (the "Election Period") by such holders of the JNL Shares on a pro rata basis to the other members of the Bain Group who have elected to purchase their Pro Rata Share. If the Company or any member of the Bain Group has elected to purchase shares of Common Stock from such holders of the JNL Shares, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within 30 days after the expiration of the Election Period. In the event that the Company and the members of the Bain Group have not elected to purchase all of the shares of Common Stock being offered, such holders of the JNL Shares may, within 60 days after the expiration of the Election Period, transfer all such shares of Common Stock identified in the JNL Offer Notice to the party or parties identified in the JNL Offer Notice at a price no less than the price per share specified in the JNL Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the members of the Bain Group in the JNL Offer Notice. The purchase price specified in any JNL Offer Notice shall be payable solely in cash or Marketable Securities at the closing of the transaction. Each Stockholder's "Pro Rata Share" shall be based upon such Stockholder's proportionate ownership of all shares of such class of Common Stock on a fully-diluted basis.

          (e) Regulatory First Offer Right. At least 30 days prior to making any Transfer that is or may be required by either Heller or JNL to comply with any federal or state law or any rule or regulation of any governmental or public body or authority, Heller or JNL (as the case may be) shall deliver a written notice (the "Offer Notice") to the Company and the Bain Group. The Offer Notice shall disclose in reasonable detail the proposed number of Heller Shares or JNL Shares (as the case may be) to be transferred and the proposed sale price, terms and conditions of the Transfer. First, the Company may elect to purchase all (but not less than
                                      -6-
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all) of the Heller Shares or the JNL Shares (as the case may be) specified in the Offer Notice at the price and on the terms specified therein by delivering written notice (the "Company Notice") of such election to Heller or JNL (as the case may be) and the Bain Group as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Heller Shares or the JNL Shares (as the case may be) within such ten-day period, the Bain Group may elect to purchase all (but not less than all) of the Heller Shares or the JNL Shares (as the case may be) specified in the Offer Notice at the price and on the terms specified therein by delivering written notice (the "Bain Notice") of such election to Heller or JNL (as the case may be) as soon as practical but in any event within 20 days after delivery of the Offer Notice. If the Company or the Bain Group have elected to purchase Heller Shares or JNL Shares (as the case may be) from Heller or JNL (as the case may be), the transfer of such shares shall be consummated as soon as practical after the delivery of the Company Notice or Bain Notice, but in any event within 30 days after the delivery of either such notice. To the extent that neither the Company nor the Bain Group have elected to purchase all of the Heller Shares or the JNL Shares (as the case may be) being offered, Heller or JNL (as the case may be) may, within 60 days after a delivery of the Offer Notice, transfer such Heller Shares or JNL Shares (as the case may be) to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the Bain Group in the Offer Notice. The purchase price specified in any Company Notice or Bain Notice shall be payable solely in cash at the closing of the transaction or, if mutually agreed upon by the parties, in installments over time.

          (f) Heller First Offer Right. On or after October 28, 1999, at least 20 days prior to making any Transfer of any Heller Shares, Heller shall deliver a written notice (the "Heller Offer Notice") to the Company, the Bain Group and the holders of the JNL Shares. The Heller Offer Notice shall disclose in reasonable detail the proposed number of Heller Shares to be transferred and the proposed sale price, terms and conditions of the Transfer. First, the Company may elect to purchase all (but not less than all) of the Heller Shares specified in the Heller Offer Notice at the price and on the terms specified therein by delivering written notice (the "Company Purchase Notice") of such election to Heller,

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the Bain Group and the holders of the JNL Shares as soon as practical but in any event within five days after the delivery of the Heller Offer Notice. If the Company has not elected to purchase all of the Heller Shares pursuant to the Heller Offer Notice within such five-day period, the Company may deliver a written notice (the "Company Election") to Heller, each member of the Bain Group and each holder of JNL Shares within five days after delivery of the Heller
Offer Notice disclosing the proposed purchase price (the "Floor Price"), terms and conditions on which the Company is willing to purchase all of the Heller Shares. If the Company and Heller have not agreed to consummate the purchase and sale of the Heller Shares offered pursuant to this paragraph 2(f) (either pursuant to the Heller Offer Notice or the Company Election), each member of the Bain Group and each holder of JNL Shares may elect to purchase all (but not less than all) of its Pro Rata Purchase Amount (as defined below) of the Heller
Shares specified in the Heller Offer Notice at the price and on the terms specified therein by delivering written notice (the "Heller Purchase Notice") of such election to Heller as soon as practical but in any event within 15 days after delivery of the Heller Offer Notice. Any Heller Shares not elected to be purchased by the end of such 15-day period shall be reoffered for the 5-day period prior to the expiration of the 20-day period after the delivery of the Heller Offer Notice (the "Purchase Election Period") by Heller on a pro rata basis to the other members of the Bain Group or the other holders of JNL Shares who have elected to purchase their Pro Rata Purchase Amount. If the Company, any member of the Bain Group or any holder of JNL Shares has elected to purchase Heller Shares, the transfer of such shares shall be consummated as soon as practical after the delivery of the Company Purchase Notice, the Company
Election or the Heller Purchase Notice, but in any event within 30 days after the expiration of the Purchase Election Period. To the extent that neither the Company, the Bain Group nor the holders of JNL Shares have elected to purchase all of the Heller Shares being offered, Heller may, within 120 days after a delivery of the Heller Offer Notice, transfer all or any portion of such Heller Shares to one or more third parties at a price no less than the Floor Price per share specified in the Company Election and on other terms no more favorable to the transferees than offered to Heller in the Company Election; provided, that Heller may not transfer Heller Shares to more than five transferees pursuant to this Section 2(f). The purchase price specified in any Company Purchase Notice, Heller Purchase Notice or Company Election

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shall be payable solely in cash at the closing of the transaction or, if mutually agreed upon by the parties, in installments over time. The Company, the Bain Group, the holders of JNL Shares and their respective Affiliates agree to maintain the confidentiality of the information contained in the Heller Offer Notice and the Company Election, except where required by law or legal process and except for information which becomes a matter of public knowledge other than as a result of disclosure by the Company, the Bain Group, the holders of JNL Shares or their respective Affiliates. Each member of the Bain Group's or each holder of JNL Shares' "Pro Rata Purchase Amount" shall be based upon each such Stockholder's proportionate ownership of all shares of Common Stock held by all such Stockholders.

          (g) Termination of Restrictions. The restrictions set forth in this paragraph 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of an Approved Sale (as defined in paragraph 3 below) or (iii) the consummation of a Qualified Public Offering (as defined in paragraph 10 below).

          3.   Sale of the Company.

          (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively an "Approved Sale"), each holder of Stockholder Shares will consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares will waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Stockholder Shares will agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding. Each holder of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as

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requested by the Company. If the Approved Sale will result in the distribution of equity securities to the holders of Stockholder Shares, upon the request of a holder of Stockholder Shares, the Company shall offer such holder non-voting equity securities in lieu of voting securities.

          (b) The obligations of the holders of Common Stock with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock will be given the same option; (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock; (iv) the maximum indemnification liability pursuant to the Approved Sale shall not exceed the total purchase price of the Common Stock and each holder of Stockholder Shares shall not be subject to any such indemnification liability in excess of such holder's proportionate share of the net proceeds from such sale; and (v) no selling stockholder shall be obligated to make general representations or warranties regarding the business and affairs of the Company.

          (c) In the event JNL holds at least a majority of the JNL Shares which JNL originally acquired pursuant to the Credit Agreement, and in the event of an Approved Sale of the Company in which either (i) the consideration to be distributed to the JNL Shares will be less than 80% in Cash Equivalents (provided that, if any non Cash Equivalents consideration will become Cash Equivalents (either contractually or otherwise, e.g., upon the undertaking of a third party to register securities) within a 180-day period after the consummation of such Approved Sale, for purposes of this clause (i), such non Cash Equivalents consideration shall be deemed to be Cash Equivalents consideration), or (ii) the consideration to be distributed to the JNL Shares includes any consideration which is not Cash Equivalents and the receipt and retention of any such non Cash Equivalents consideration for holders of JNL Shares shall not be permitted by the laws and regulations of the jurisdictions to which such holders are subject, without reference to any "basket" provisions of such laws such as New York Insurance Law Section 1405(a)(8) or will result in a violation of any statute, law, rule or regulation, or any judgment, order or decree of any governmental authority or governmental or nongovernmental regulatory body applicable to said holders or their assets, then the holders of a majority of the JNL Shares will have the option to elect to receive in lieu of the consideration otherwise to be distributed an amount in cash with respect to an Approved Sale determined in accordance with this paragraph 3(c). The holders of the majority of JNL Shares shall elect the foregoing option, if at all, by giving notice of such election (the "Sale Election Notice") to the Company within 15 days after the Company gives notice to the holders of the JNL Shares setting forth the consideration to be received by the holders of the JNL Shares upon consummation of an Approved Sale. Upon such election by the holders of the JNL Shares, the Company and the holders of the JNL Shares shall mutually agree on the fair market value of the non Cash Equivalents to be received with respect to an Approved Sale, or, if they fail to mutually agree, an Independent Investment Banking Firm will be engaged within 30 days of the Sale Election Notice to determine the fair market value of the non Cash Equivalents to be received by the holders of the JNL Shares. Within ten days of the notice by the Company of the determination of the fair market value of the non Cash Equivalents, the holders of the JNL Shares shall either elect by notice to the Company to accept the Cash Payment (defined below) or to accept the consideration otherwise to be distributed to the holders of the JNL Shares. If Section 3(c)(ii) applies, then the Cash Payment shall be in cash equal to the fair market value, as determined above, of the respective non Cash Equivalents. If Section 3(c)(i) applies, and Section 3(c)(ii) does not apply, then the Cash Payment shall be in the form of: (y) non Cash Equivalents as otherwise provided for up to 20% of the total consideration to be distributed upon an Approved Sale with respect to JNL Shares and (z) cash for the remainder on a pro rata basis for the fair market value, as determined above, with respect to JNL Shares. In the event the holders of a majority of the JNL Shares either elect to accept the Cash Payment or accept the consideration otherwise to be distributed upon an Approved Sale in lieu of the foregoing Cash Payment, the Company and the holders of the JNL Shares shall each, respectively, pay one half of all fees and expenses of such Independent Investment Banking Firm. Any decision of the Independent Investment Banking Firm shall be final and binding on the parties to this Agreement and may be specifically enforced by legal proceedings. The holders of the JNL Shares hereby acknowledge and agree that the terms of Section 3(a) apply to any Approved Sale of the Company.

          (d) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

          (e) Except as set forth in paragraph (c) above, holders of Stockholder Shares will bear their pro-rata share (based upon the number of shares sold) of the reasonable out-of-pocket costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Stockholder Shares on their own behalf will not be considered costs of the transaction hereunder.

          (f) The provisions of this paragraph 3 will terminate upon completion of the Public Offering of the Common Stock.

          4.   Limited Preemptive Rights.
               -------------------------

          (a) Except for the issuance or sale of securities (i) to officers, employees, directors or consultants (excluding Bain Capital, Inc., its employees and its Affiliates) of the Company or its Subsidiaries, so long as such securities have a purchase price or exercise price equal to or greater than the Fair Market Value of the Common Stock or the underlying Common Stock on the date of issuance or grant of such security, (ii) pursuant to an underwritten Public Offering, (iii) as consideration (in whole or in part) for an acquisition consummated after the date of this Agreement, (iv) which were previously held by management of the Company or any Subsidiary of the Company and were reacquired by the Company pursuant to a put or call arrangement with such managers and are then being reissued and offered to (A) other managers of the Company or any Subsidiary of the Company (excluding Bain Capital, Inc., its employees and its Affiliates) or (B) each of the Company's then existing stockholders, on a pro rata basis, at or above the lesser of the cost of such repurchase or the fair market value of such security at the date of such reissuance, or (v) upon the exercise or conversion of any options, warrants or securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this paragraph 4, if the Company authorizes the issuance or sale of any of its securities (other than as a dividend on the outstanding Common Stock) to any Person, the Company shall first offer to sell to each holder of Stockholder Shares (other than the holders of the Warrants, prior to the exercise thereof) a portion of such stock or securities equal to the quotient determined by dividing (x) the number of shares of Common Stock held by such holder of Stockholder Shares (other than the holders of the Warrants, prior to the exercise thereof) by (y) the total number of shares of outstanding Common Stock on a fully diluted basis, assuming exercise or conversion of all options, warrants and convertible securities (prior to giving effect to any anti-dilution adjustment with respect to any such options, warrants or convertible securities). Each holder of Stockholder Shares shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to such Person. The purchase price for all stock and securities offered to each holder of Stockholder Shares shall be payable in cash by wire transfer of immediately available funds.

          (b) In order to exercise its purchase rights hereunder, each holder of Stockholder Shares must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. Upon the election of any holder of Stockholder Shares, the Company shall offer such holder non-voting stock or securities in lieu of voting stock or securities.

          (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holder of Stockholder Shares has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to holders of Stockholder Shares. Any stock or securities offered or sold by the Company to any Person after such 90-day period must be reoffered to each holder of Stockholder Shares pursuant to the terms of this paragraph.

          (d) The rights under this paragraph 4 will terminate upon completion of a Qualified Public Offering (as defined below) of the Common Stock.

          5. Public Offering. In the event that the Board and the holders of a majority of the shares of Common Stock then outstanding and having a right to vote approve an initial public offering and sale of Common Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Stockholder Shares will take all necessary or desirable actions in connection with the consummation of the Public offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters, the Board and holders of a majority of the shares of Common Stock then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the economic values reflected by the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering and at the request of a holder of Stockholder Shares, the Company shall offer such holder non-voting securities in lieu of voting securities; provided further, that nothing herein shall be deemed to compel a holder of Stockholders Shares to convert or exchange the class of securities it holds or has a right to hold immediately prior to the Public Offering into a class of securities the mere ownership of which would cause such holder to be in violation of any law, rule or regulation to which it is subject.

          6. Legend. (a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 31, 1995, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 9 hereof.

          7.   Additional Restrictions on Transfer.
               -----------------------------------

          (a) The certificates representing the Heller Shares and the JNL Shares will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

          (b) No holder of Heller Shares or JNL Shares may sell, transfer or dispose of any Heller Shares or JNL Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

          8. Transfer. Prior to Transferring any Stockholder Shares (other than in a Public Sale or in an Approved Sale) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          9.   Covenants.
               ---------

          (a) Information. Prior to the consummation of a Public Offering, the Company shall deliver to each Qualified Holder of Stockholder Shares:

          (i) Monthly Statements. As soon as available and in any event within 30 days (provided that, for the first six monthly financial statements to be delivered after the date hereof, such financial statements shall not be required to be delivered until 40 days after the end of such month) after the end of each month, copies of the consolidated balance sheet of the Company as of the end of such month, the related consolidated statements of income, shareholder's equity and cash flows and separate unconsolidated statements of income for such month and for the portion of the fiscal year of the Company ended with the last day of such month, all in reasonable detail and stating in comparative form (A) the consolidated figures as of the end of and for the corresponding date and period in the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such period. Such financial statements shall be (A) prepared in accordance with generally accepted accounting principles applied on a consistent basis and (B) certified as complete and correct by the chief financial or accounting officer or chief executive officer of the Company.

          (ii) Annual Statements. As soon as available and in any event within 90 days after each fiscal year end of the

     Company, copies of the audited consolidated and unaudited consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, and of the related audited consolidated statements of income (and in the case of such statements of income, the unaudited consolidating statements), shareholder's equity and cash flows for such fiscal year, together with notes thereto, all in reasonable detail and stating in comparative form (A) the audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such fiscal year, (x) in the case of the audited consolidated financial statements, accompanied by a report thereon of an independent public accountant of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as of the end of such fiscal year and the consolidated results of their operations, shareholder's equity and cash flows in conformity with generally accepted accounting principles applied on a consistent basis and that such examination has been made in accordance with generally accepted auditing standards, and (y) in the case of the consolidating financial statements, certified as complete and correct by the chief financial or accounting officer or chief executive officer of the Company.

          (b) Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of the Warrants, the conversion thereof into voting Common Stock or the conversion of Non-Voting Common Stock into voting Common Stock, (A) in the case of any Warrants exercisable for Class A Non-Voting Common, a number of shares of Class A Non-Voting Common issuable upon the exercise of any such Warrants and a number of shares of Class A Common equal to the number of shares of Class A Common issuable upon conversion of such Class A Non-Voting Common, (B) in the case of any Warrants exercisable for Non-Voting Common, a number of shares of Non-Voting Common issuable upon the exercise of any such Warrants and a number of shares of Common equal to the number of shares of Common issuable upon conversion of such Non-Voting Common, (C) in the case of any Warrants exercisable for Common, a number of shares of

Common issuable upon the exercise of any such Warrants, and (D) in the case of any Non-Voting Common issued, a number of shares of Common issuable upon conversion of such Non-Voting Common. All shares of Common Stock issuable upon the exercise of the Warrants or upon the conversion of any Common Stock issuable upon exercise of any Warrants or otherwise, when such Common Stock is issued or converted, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof. The Company shall not at any time while any Warrants are outstanding allow the par value of its Common Stock to exceed the then effective exercise price of any of the Warrants.

          (c) Interested Transactions. The Company will not and will not permit any of its Subsidiaries to (without the affirmative vote of at least a majority of (A) the Heller Shares and (B) the JNL Shares):

          (i) enter into or permit to exist any material transaction with the Bain Group or an Affiliate of the Bain Group, except (i) as set forth in the Advisory Agreement as in effect on the date hereof or (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Company or any of its Subsidiaries upon fair and reasonable terms which are fully disclosed to each Qualified Holder and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not a member of the Bain Group or an Affiliate of the Bain Group; provided however, that nothing in this Section 9(c) shall require the Company to seek such an affirmative vote to enter into any transactions contemplated in the Advisory Agreement; or

          (ii) engage to any material extent in any business other than the manufacture, sale, marketing and distribution of vitamins, minerals, other food supplements, herbal products, teas, homeopathic remedies and personal care products which are typically found in natural health food stores and businesses and activities substantially similar or related thereto.

          (d) Delivery of Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the

Securities Act or the Securities Exchange Act, the Company shall deliver to each Qualified Holder, a copy of the Company's Annual Report on Form 10-K, a copy of each of the Company's Quarterly Reports on Form 10-Q and a copy of each of the Company's Current Reports on Form 8-K. The deliveries required pursuant to the preceding sentence shall be sent within ten days after the due date of any such filing (or in the case of any Current Report on Form 8-K, as and when made) with the Securities and Exchange Commission.

          10.  Definitions.
               -----------

          "Advisory Agreement" shall mean that certain Amended and Restated Advisory Agreement dated as of the date hereof, by and among Nutraceutical Corporation (f/k/a Nutraceutical Newco, Inc.), Solaray, Inc., Bain Capital, Inc. and F.W. Gay & Sons.

          "Affiliate" of a Stockholder means any other person, entity or investment fund controlling, controlled by or under common control with the Stockholder and, in the case of a Stockholder which is a partnership, any partner of the Stockholder.

          "Bain Shares" means (i) any Common Stock purchased by the Bain Group pursuant to the Purchase Agreement, (ii) any shares of Common Stock otherwise acquired by the Bain Group and (iii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses
(i) or (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Bain Shares, such shares will cease to be Bain Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Cash Equivalents" means cash and Marketable Securities.

          "Certificate of Incorporation" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.

          "Fair Market Value" means the fair market value of the Common Stock or any warrants, options or other rights to purchase or subscribe for Common Stock as determined by the Board in its good faith judgment; provided, that if the holders of a majority of the JNL Shares then outstanding object to the determination of Fair Market Value made by the Board, Fair Market Value shall be determined by an Independent Investment Banking Firm, whose determination shall be final and binding upon the Company and the holders of the JNL Shares; provided further, that to the extent such Independent Investment Banking Firm's determination of Fair Market Value is within 5% of the Fair Market Value determination made by the Board, the Board's determination of Fair Market Value shall be final and binding upon the Company and the holders of the JNL Shares. The holders of the JNL Shares shall pay the fees and expenses of any Independent Investment Banking Firm retained to make a determination of Fair Market Value pursuant to Section 4 of this Agreement.

          "Family Group" means a stockholder's spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

          "Heller Shares" means (i) any Class A Non-Voting Common or Non-Voting Common issued upon the exercise of the Heller Warrants, (ii) any Class A Common or Common issued upon the conversion of any Class A Non-Voting Common or Non-Voting Common issued upon the exercise of the Heller Warrants, (iii) any shares of Common Stock otherwise acquired by Heller and (iv) any equity securities issued or issuable with respect to the securities referred to in clauses (i),
(ii) and (iii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Heller Shares whenever such Person has the right to acquire such Heller Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restriction or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. As to any particular shares constituting Heller Shares, such shares will cease to be Heller Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Heller Warrants" means those two warrants of the Company of the Company dated October 28, 1993, each as amended on October 31, 1994 and on the date hereof, whereby Heller has the right to acquire the number of shares of Common Stock set forth therein.

          "Independent Investment Banking Firm" means a nationally recognized investment banking firm which is not an Affiliate of the Company or any shareholder of the Company, selected by the Company with the approval of holders of a majority of the JNL Shares (which approval shall not be unreasonably withheld); provided that one representative of the holders of a majority of the JNL Shares shall be entitled to participate in and be a part of any discussions with such Independent Investment Banking Firm and the holders of a majority of the JNL Shares will be named as a client of record of such Independent Investment Banking Firm.

          "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons. The term "Independent Third Party" shall not include any Person who is an officer, director or employee of Bain Capital, Inc.

          "JNL Shares" means (i) any Common Stock issued pursuant to the Credit Agreement, (ii) any shares of Common Stock otherwise acquired by JNL and (iii) any equity securities issued or issuable with respect to the securities referred to in clauses (i) or (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting JNL Shares, such shares will cease to be JNL Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

          "Marketable Securities" means any of the following: U.S. Treasury notes and securities traded on the New York Stock Exchange, Inc., or any national stock exchange or quoted in the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Purchase Agreement" means that certain Stock Purchase Agreement dated as of October 28, 1993 between the Company and the Bain Group, whereby the Bain Group purchased the number of shares of Common Stock set forth opposite each Stockholder's name on the Schedule of Purchasers attached thereto.

          "Qualified Holder" means any holder (or group of Affiliate holders) of outstanding shares of Common Stock representing 2% or more of the outstanding shares of Common Stock of any class.

          "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate value of at least $20 million and the listing of the Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Registration Agreement" means that certain Amended and Restated Registration Agreement dated as of the date hereof between the Company and certain of its stockholders.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Stockholder Shares" means the Bain Shares, the Heller Shares and the JNL Shares.

          "Subsidiary" means with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or business entity.

          "Warrants" means the Heller Warrants.

          11. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the holders of at least a majority of the then outstanding Bain Shares, the holders of at least a majority of the then outstanding Heller Shares and the holders of at least a majority of the then outstanding JNL Shares. The failure of any party to enforce any of the provisions of this

Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement, the Warrants and the Registration Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

          16. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          17. Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

          18. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company, Heller or JNL at the respective addresses set forth below and to any other recipient at the address indicated in the Company's records and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail (for delivery by certified mail, return receipt requested) and one day after deposit with a reputable overnight courier service. The Company's, Heller's and JNL's addresses are:

                    Nutraceutical International Corporation
                    c/o Clarte Capital, L.L.C.
                    185 South State Street
                    Suite 930
                    Salt Lake City, Utah 84111
                    Attention:  Frank W. Gay II
                                Bruce R. Hough

               With a copy to:

                    Bain Capital, Inc.
                    Two Copley Place
                    Boston, Massachusetts  02116
                    Attention:  Robert C. Gay
                                Geoffrey Rehnert

               and


                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: James L. Learner

               To Heller:

                    Heller Financial, Inc.
                    500 West Monroe Street
                    Chicago, Illinois  60661
                    Attention:  Portfolio Manager
                                Portfolio Organization
                                Corporate Finance Group

               With a copy to:

                    Heller Financial, Inc.
                    500 West Monroe Street
                    Chicago, Illinois  60661
                    Attention:  Legal Department
                                Portfolio Organization
                                Corporate Finance Group

               To JNL:

                    Jackson National Life Insurance Company
                    c/o PPM America, Inc.
                    225 West Wacker Drive
                    Suite 1200
                    Chicago, Illinois 60606
                    Attention: Private Placements

               With a copy to:

                    Sonnenschein Nath & Rosenthal
                    1221 Avenue of the Americas
                    New York, New York 10022
                    Attention: Philip A. Haber

          19. Governing Law. The corporate law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

          20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement on the day and year first above written.


                              NUTRACEUTICAL INTERNATIONAL CORPORATION


                              By: /s/Bruce R. Hough
                                  -------------------------------

                              Its: Vice President
                                  -------------------------------


                              BAIN CAPITAL FUND IV, L.P.

                              By:  Bain Capital Partners IV, L.P.
                              Its: General Partner

                              By:  Bain Capital Investors, Inc.
                              Its: General Partner

                              By:  /s/ Robert C. Gay
                                  -------------------------------

                              Its:  Managing Director
                                  -------------------------------


                              BAIN CAPITAL FUND IV-B, L.P.

                              By:  Bain Capital Partners IV, L.P.
                              Its: General Partner

                              By:  Bain Capital Investors, Inc.
                              Its: General Partner

                              By:   /s/ Robert C. Gay
                                   ------------------------------

                              Its:  Managing Director
                                  -------------------------------

                              BCIP ASSOCIATES


                              By:  /s/ Robert C. Gay
                                   ------------------------------
                                   A General Partner


                              BCIP TRUST ASSOCIATES, L.P.


                              By:  /s/ Robert C. Gay
                                   ------------------------------
                                   A General Partner



                              F.W. GAY & SONS


                              By: /s/ Frank W. Gay II
                                  -------------------------------

                              Its: Partner
                                   ------------------------------



                              /s/ James L. Learner
                              -----------------------------------
                              James L. Learner



                              HELLER FINANCIAL, INC.



                              By: (signature illegible)
                                  -------------------------------

                              Its: Vice President
                                  -------------------------------


                              JACKSON NATIONAL LIFE
                               INSURANCE COMPANY

                              By: /s/ P.B. Pheffer
                                  -------------------------------

                              Its: Sr. V.P. & CFO
                                   ------------------------------

                                  SCHEDULE I


                                  Bain Group
                                  ----------



                    Bain Capital Fund IV, L.P.
                    Bain Capital Fund IV-B, L.P.
                    BCIP Associates
                    BCIP Trust Associates, L.P.
                    F.W. Gay & Sons
                    James L. Learner